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Exhibit 99.906 CERT

SECTION 906 CERTIFICATION

        We, Adam D. Portnoy, President, and Mark L. Kleifges, Treasurer, of RMR Asia Real Estate Fund (the "registrant"), certify that:

  1.
  The report on Form N-CSR of the registrant for the period ended June 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ ADAM D. PORTNOY Adam D. Portnoy President Date: August 28, 2008
By:	/s/ MARK L. KLEIFGES Mark L. Kleifges Treasurer Date: August 28, 2008

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  Exhibit 99.906 CERT